Exhibit 10.24

MONTPELIER RE HOLDINGS LTD.

LONG-TERM INCENTIVE PLAN

2009

RESTRICTED SHARE UNIT
AWARD AGREEMENT

This Award Agreement (the “Award Agreement”) is made and entered into as of January 1, 2009 between Montpelier Re Holdings Ltd. (the “Company”) and [EMPLOYEE’S FULL NAME] (the “Participant”).

The Company hereby grants to the Participant an incentive award (the “Award”) on the terms and conditions as set forth in this Award Agreement and in the Montpelier Long-Term Incentive Plan (the “Plan”), as it may be amended from time to time.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1.  Restricted Share Units.  As soon as reasonably practicable following the Company’s announcement of its annual results for 2009 (the “Announcement Date”), the Participant shall be eligible to receive that number of Restricted Share Units (“RSUs”) equal to (i) [       ] multiplied by (ii) the 2009 Base Salary, divided by (iii) twenty(20); provided, that such number shall be adjusted by the Compensation and Nominating Committee (the “Committee”) in accordance with Section 11 of the Plan upon any of the events set forth therein.

SECTION 2.  Nature of Award.  RSUs represent the opportunity to receive shares of Company common shares, $0.001666 par value per share (“Shares”), as are earned in accordance with Section 4 of this Award Agreement.

SECTION 3. Vesting.  Subject to the Participant remaining employed at the Announcement Date, twenty-five percent (25%) of the RSUs shall vest at midnight as of December 31, 2009, and, subject to the Participant remaining employed though the applicable vesting date, the RSUs shall vest in three (3) equal tranches at midnight as of December 15, 2010, December 15, 2011 and December 15, 2012, respectively.  Shares shall be issued by the Company to the Participant in satisfaction of the Award as soon as reasonably practicable following the Announcement Date and each subsequent Vesting Date, but in no event later than the last day of the calendar quarter in which such Date falls. .

SECTION 4.  Termination of Employment

(a)                        If the Participant’s employment with the Company or one of its subsidiaries is terminated at any time following the Announcement Date and prior to December 15, 2012:

(i) for any reason other than termination by the Company or subsidiary for Cause, then all RSUs unvested at the date of termination shall be forfeited ; or

(ii) by the Company or subsidiary for Cause, then all RSUs whether vested or unvested at the date of termination shall be forfeited.

(b)                       For purposes of the Plan and the Award Agreement, a transfer of employment from the Company to any subsidiary of the Company or vice versa, or from one subsidiary to another, shall not be considered a termination of employment.

SECTION 5. Change in Control. Notwithstanding the provisions of Section 5 above, if within twenty-four (24) months following a Change in Control that occurs following the Announcement Date, the employment of the Participant with the Company or one of its subsidiaries is terminated prior to December 15, 2012:

(a)                        (i) by the Company or subsidiary without Cause, (ii) on account of death or disability (as determined in accordance with Section 8 of the Plan), or (iii) by the Participant on account of a Constructive Termination or retirement at age sixty (60) or later, then upon such termination the RSUs shall be deemed to have vested in full and Shares with respect to such vested RSUs shall be issued to the Participant by the Company as soon as reasonably practicable after such termination;

(b)                       by the Participant other than on account of a Constructive Termination or retirement at age sixty (60) or later, then all RSUs unvested at the date of termination shall be forfeited, and Shares with respect to any RSUs vested at the date of termination shall be issued to the Participant by the Company as soon as reasonably practicable after such termination; or

(c)                        by the Company or subsidiary for Cause, then all RSUs whether vested or unvested at the date of termination shall be forfeited.

SECTION 6.  Tax Withholding.  Pursuant to Section 17(c) of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local or other taxes required by applicable law to be withheld with respect to payment of the Award.  The Committee may condition the payment hereunder upon the Participant’s satisfaction of such withholding obligations.

SECTION 7.  Rights As A Shareholder.  The Participant shall have no rights as shareholder with respect to any Shares underlying the Award until and unless the Participant’s name is entered in the Company’s Register of Members as the holder of such shares and a Share certificate is issued to the Participant upon payment with respect to the Award.

SECTION 8. Dividend Equivalents. To the extent dividends are paid on Shares during 2009 (the “Performance Period”), the Participant shall be entitled to receive, within ninety (90) days following the Announcement Date, a cash payment equivalent to the cash dividends that would have been paid during the Performance Period on the number of Shares underlying the RSUs awarded pursuant to Section 2 above; provided, that the Participant remains employed with the Company or one of its subsidiaries at the date of such payment.  To the extent dividends are paid on Shares with respect to the period commencing on January 1, 2009 and ending on December 15, 2012, the Participant shall be entitled to receive within ninety (90) days following the respective payment dates of such dividends (subject to the Participant’s continued employment with the Company or one of its subsidiaries at the relevant payment date), a cash payment equivalent to the cash dividends paid on the number of Shares underlying the unvested RSUs awarded pursuant to Section 2 above on such payment date.  Payments made pursuant to this Section 9 shall be in the form of ordinary compensation.

SECTION 9.  Transferability.  Pursuant to Section 14 of the Plan, the Participant may designate a beneficiary or beneficiaries to receive any payment to which he or she may be entitled in respect of Awards under the Plan in the event of his or her death on a form to be provided by the Committee.  Except as provided herein, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the RSUs, other than by his or her last Will and Testament or by the laws of descent and distribution.

SECTION 10.  Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Committee.  All decisions or interpretations of the Company, the Board and the Committee upon any questions arising under the Plan and/or this Award Agreement shall be binding, conclusive and final on all parties.  In the event of any conflict between any provision of the Plan and this Award Agreement, the terms and provisions of the Plan shall control.

SECTION 11.  Notices.  Any notice hereunder to the Company shall be addressed to its office, Montpelier House, 94 Pitts Bay Road, Hamilton HM08, Bermuda; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

SECTION 12.  Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

SECTION 13.  Governing Law and Severability.  This Award Agreement will be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of law provisions.  In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 14.  No Rights to Continued Employment.  This Award Agreement is not a contract of employment.  Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a subsidiary.

SECTION 15.  Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

By:
Name: [NAME]
Title: [TITLE]

PARTICIPANT

By:
Name: [EMPLOYEE’S FULL NAME]
Title: [TITLE]